UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 22, 2015

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 22, 2015, Tenet Health Corporation (“Tenet”) entered into certain joint venture arrangements (the “Baylor Agreements”) with Baylor Scott & White Health (“Baylor”). Pursuant to the Baylor Agreements, (i) Tenet will contribute certain hospitals and related healthcare facilities in Texas to a newly-formed joint venture with Baylor in exchange for cash and equity interests in the joint venture entity that will own the hospitals and (ii) Baylor will contribute one hospital in Texas to a second newly-formed joint venture with Tenet in exchange for cash and equity interests in that joint venture entity. The closing of the transactions contemplated by the Baylor Agreements is subject to customary closing conditions, including the receipt of regulatory approvals. A copy of the press release is attached to the report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as a part of this Report.

Exhibit No.	Description
99.1	Press Release of Tenet Healthcare Corporation, dated March 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: March 23, 2015

	By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Tenet Healthcare Corporation, dated March 23, 2015.